UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2023

Structure Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41608	98-1480821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Blvd., Suite 223 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (628) 229-9277

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value per share	GPCR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On February 3, 2023, and in connection with the consummation of Structure Therapeutics Inc.’s (the “Company”) initial public offering of its American Depositary Shares representing its ordinary shares (the “IPO”), the Company filed an amended and restated memorandum and articles of association (the “Restated Memorandum and Articles”), substantially in the form previously filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-269200) (as amended, the “Registration Statement”), with the Registrar of Companies of the Cayman Islands. The Restated Memorandum and Articles each became effective upon the closing of the Offering on February 7, 2023.

The Restated Memorandum and Articles restates the Company’s memorandum and articles of association in its entirety to, among other things authorize 500,000,000 ordinary shares. A description of the Company’s ordinary shares, after giving effect to the adoption of the Restated Memorandum and Articles, was previously reported by the Company in the Registration Statement. The Restated Memorandum and Articles are filed herewith as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Seventh Amended and Restated Memorandum and Articles of Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Structure Therapeutics Inc.

By:	/s/ Raymond Stevens
Raymond Stevens, Ph.D.
Chief Executive Officer

Date: February 7, 2023